UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 22, 2014

IGATE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

100 Somerset Corporate Blvd., Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 219-8050

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2014, IGATE Corporation (the “Company”) entered into Amendment No. 1 (the “Letter Amendment”) to that certain revolving credit agreement dated May 10, 2011 (the “Revolver” and as amended by the Letter Amendment, the “Amended Revolver”) among DBS Bank Ltd., Singapore, as administrative agent and as lender, and the other lenders party thereto from time to time (collectively, the “Lenders”), for a five-year unsecured revolving credit facility. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms as set forth in the Amended Revolver.

By entering into the Letter Amendment, the Lenders have agreed to, among other things, increase the amount of the aggregate revolving credit commitment to $75 million and to amend other provisions of the Revolver, including the definition of “Applicable Rate,” which is as follows: a percentage per annum equal to (a) for Eurocurrency Rate Loans, 2.15% and (b) for Base Rate Loans, 1.15%. The Company has also agreed to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Lenders in connection with the Letter Amendment.

The Revolver and each of the other Loan Documents remain in full force and effect, except to the extent of the amendments specifically provided for in the Letter Amendment.

Pursuant to the terms of the Amended Revolver, the Company may voluntarily prepay any revolving credit loans in whole or in part without premium or penalty subject to certain conditions and may also terminate the unused commitments of any loans subject to certain conditions.

The Amended Revolver will mature on May 10, 2016. The Company’s obligations under the Amended Revolver are guaranteed by certain of its material domestic subsidiaries. The Amended Revolver contains customary representations and warranties, events of default and affirmative and negative covenants, and does not contain any financial covenants. In the case of an Event of Default, the Lenders may, among other remedies, accelerate the payment of all obligations due from the Company. For more detail on terms not otherwise changed by the Letter Amendment, see Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 16, 2011.

The Amended Revolver will be available on a revolving basis to finance the working capital needs and general corporate purposes of the Company and its subsidiaries.

The foregoing description of the Letter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein in its entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1, dated December 22, 2014, to the Credit Agreement, dated May 10, 2011, among IGATE Corporation, as borrower, DBS Bank LTD, Singapore, as administrative agent and as lender, and the guarantors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGATE Corporation

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Senior Vice President – Legal & Corporate Secretary

December 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated December 22, 2014, to the Credit Agreement, dated May 10, 2011, among IGATE Corporation, as borrower, DBS Bank LTD, Singapore, as administrative agent and as lender, and the guarantors party thereto.